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                                                                    EXHIBIT 10.4

                      NON-QUALIFIED STOCK OPTION AGREEMENT
                                      UNDER
                                TALX CORPORATION
                             l994 STOCK OPTION PLAN

            THIS AGREEMENT, made this _____ day of __________, l9__, by and between TALX Corporation, a Missouri corporation (hereinafter called the "Company"), and _________________________ (hereinafter called "Optionee");

            WITNESSETH THAT:

            WHEREAS, the Board of Directors of the Company ("Board of Directors") has adopted the TALX Corporation 1994 Stock Option Plan (the "Plan") pursuant to which options covering an aggregate of 945,000 shares of the Common Stock of the Company may be granted to officers and other key management employees of the Company and its subsidiaries; and

            WHEREAS, Optionee is now an officer or other key management employee of the Company or a subsidiary of the Company; and

            WHEREAS, the Company desires to grant to Optionee the option to purchase certain shares of its stock under the terms of the Plan, which option will not qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended;

            NOW, THEREFORE, in consideration of the premises, and of the mutual agreements hereinafter set forth, it is covenanted and agreed as follows:

            l. Grant Subject to Plan. This option is granted under and is expressly subject to, all the terms and provisions of the Plan, which terms are incorporated herein by reference. The Committee referred to in Paragraph 4 of the Plan ("Committee") has been appointed by the Board of Directors, and designated by it, as the Committee to make grants of options.

            2. Grant and Terms of Option. Pursuant to action of the Committee, the Company hereby grants to Optionee the option to purchase all or any part of _____________________ ( ___________ ) shares of the Common Stock of the Company, of the par value of $.0625 per share ("Common Stock"), for a period of six (6) years from the date hereof, at the purchase price of _______________ per share; provided, however, that the right to exercise such option shall be, and is hereby, restricted so that no shares may be purchased during the first year of the term hereof; that at any time during the term of this option after the end of the first year of the term hereof Optionee may purchase up to 20% of the total number of shares to which this option relates; that at any time during the term of this option after the end of the second year of the term hereof Optionee may purchase up to an additional 20% of the total number of shares to which this option relates; and that at any time during the term of this option after the end of the fifth year of the term hereof Optionee may purchase up to an additional 20% of the total number of shares to which this option relates; that at any time during the terms of this option after the end of the third year of the term hereof, Optionee may purchase up to an additional 20% of the total number of shares to which this option relates; that at any time during the term of this option after the end of the fourth year of the term hereof, Optionee may purchase an additional 20% of the total number of shares to which the option relates; so that upon expiration of the fifth year of the term hereof, and thereafter during the term hereof, Optionee will have become entitled to purchase the entire number of shares to which this option relates. In no event may this option or any part thereof be exercised after the expiration of six (6) years from the date hereof. The purchase price of the shares subject to the option may be paid for (i) in cash, (ii) in the discretion of the Committee, by tender of shares of Common Stock already owned by Optionee, or (iii) in the discretion of the Committee, by a combination of methods of payment specified in clauses (i) and (ii), all in accordance with Paragraph 7 of the Plan. No shares of Common Stock may be tendered in exercise of this option if such shares were acquired by Optionee through the exercise of an Incentive Stock Option, unless
(i) such shares have been held by Optionee for at least one year, and (ii) at least two years have elapsed since such Incentive Stock Option was granted.

            3. Anti-Dilution Provisions. In the event that, during the term of this Agreement, there is any change in the number of shares of outstanding Common Stock of the Company by reason of stock dividends, recapitalizations, mergers, consolidations, split-offs, split-ups, combinations or exchanges of shares and the like, the number of shares covered by this option agreement and the price thereof shall be adjusted, to the same proportionate number of shares and price as in this original agreement.

            4. Investment Purpose. Optionee represents that, in the event of the exercise by Optionee of the option hereby granted, or any part thereof, Optionee intends to purchase the shares acquired on such exercise for investment and not with a view to resale or other distribution; except that the Company, at its election, may waive or release this condition in the event the shares acquired on exercise of the option are registered under the Securities Act of l933, or upon the happening of any other contingency which the Company shall determine
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warrants the waiver or release of this condition. Optionee agrees that the certificates evidencing the shares acquired by Optionee on exercise of all or any part of this option, may bear a restrictive legend, if appropriate, indicating that the shares have not been registered under said Act and are subject to restrictions on the transfer thereof, which legend may be in the following form (or such other form as the Company shall determine to be proper), to-wit:

            "The shares represented by this certificate have not been registered under the Securities Act of l933, but have been issued or transferred to the registered owner pursuant to the exemption afforded by Section 4(2) of said Act. No transfer or assignment of these shares by the registered owner shall be valid or effective, and the issuer of these shares shall not be required to give any effect to any transfer or attempted transfer of these shares, including without limitation, a transfer by operation of law, unless
            (a) the issuer shall have received an opinion of its counsel that the shares may be transferred without requirement of registration under said Act, or (b) there shall have been delivered to the issuer a 'no-action' letter from the staff of the Securities and Exchange Commission, or (c) the shares are registered under said Act."

            5. Non-Transferability. Neither the option hereby granted nor any rights thereunder or under this Agreement may be assigned, transferred or in any manner encumbered except by will or the laws of descent and distribution, and any attempted assignment, transfer, mortgage, pledge or encumbrance except as herein authorized, shall be void and of no effect. The option may be exercised during Optionee's lifetime only by Optionee.

            6. Termination of Employment. In the event of the termination of employment of Optionee other than by death or disability, the option granted may be exercised at the times and to the extent provided in the Plan.

            7. Death or Disability of Optionee. In the event of the death of Optionee during the term of this Agreement and while Optionee is employed by the Company (or a subsidiary) or within three (3) months after the termination of Optionee's employment (or one (l) year in the case of the termination of employment of an Optionee who is disabled as provided in the Plan), or in the event of the disability of Optionee during the term of this Agreement, this option may be exercised at the times and to the extent provided in the Plan.

            8. Shares Issued on Exercise of Option. It is the intention of the Company that on any exercise of this option it will transfer to Optionee shares of its authorized but unissued stock or transfer Treasury shares, or utilize any combination of Treasury shares and authorized but unissued shares, to satisfy its obligations to deliver shares on any exercise hereof.

            9. Committee Administration. This option has been granted pursuant to a determination made by the Committee, and such Committee or any successor or substitute committee authorized by the Board of Directors or the Board of Directors itself, subject to the express terms of this option, shall have plenary authority to interpret any provision of this option and to make any determinations necessary or advisable for the administration of this option and the exercise of the rights herein granted, and may waive or amend any provisions hereof in any manner not adversely affecting the rights granted to Optionee by the express terms hereof.

            10. Restrictions on Ownership and Transfer of Stock. Any other provision in this Agreement notwithstanding, all Stock purchased hereunder ("Purchased Shares") shall be subject to the following provisions, conditions and restrictions:

                  (a) "Transfer". As used in this Agreement, the term "transfer" shall include sale, gift, assignment, pledge, hypothecation, bequest, passage of title by inheritance, or any other severance or separation of absolute ownership from or by the holder of the Purchased Shares to other than the Company.

                  (b) Termination of Employment. In the event that the Optionee shall cease to be employed by the Company for any reason whatever, including without limitation the discharge, resignation, death or disability of the Optionee, within six years from the Date of Grant, the Company shall have the right and option under the terms set forth in paragraph 10(d) to purchase from the Optionee, or the estate or legal representative of the Optionee, all the Purchased Shares owned by the Optionee at the time he ceases to be employed by the Company.

                  (c) Transfer During Employment. If the Optionee desires to transfer all or any part of the Purchased Shares while he is employed by the Company and within six years from the Date of Grant, the Optionee shall first give to the Company a notice stating such desire and offering to sell such shares to the Company in the manner and on the terms and conditions as set forth in paragraph 10(d), and the Company shall have the right and option to redeem those shares on such terms and conditions.

                  (d) Terms and Conditions of Option in the Corporation.

                        (i) Price. If the first date on which the Company has the right and option under paragraph 10(b) or 10(c) herein to redeem any of the Optionee's Purchased Shares ("First Date," as hereinafter more specifically
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defined) is within three years from the Date of Grant, the price at which the
Company may redeem such shares shall be the cost to the Optionee of such shares plus interest computed at the rate of three (3) percent per annum or such higher amount as is necessary to prevent application of the imputed interest rules of the Internal Revenue Code of 1986, as amended (the "Code"). If the First Date is within a period beginning three years from the Date of Grant and ending six years from the Date of Grant, the price at which the Company may so redeem any of an Optionee's Purchased Shares shall be the fair market value of such shares as established by an independent professional appraiser of securities selected by the Company but satisfactory to the Optionee, or his estate or legal representative. The "First Date" shall be the date on which the Optionee ceases to be employed by the Company under paragraph 3(b) or the date on which the company receives the notice of offering to sell under paragraph 10(c).

                        (ii) Time and Manner of Exercise of Option. The Company shall have the right and option described in paragraphs 10(b) and 10(c) ("Right") for a period of 60 days following the First Date and may exercise such Right at any time within that period by giving notice of its election to exercise its Right to the Optionee, or his estate or legal representative. If the Company exercises its Right, the closing of the redemption of all or part of the shares ("Redemption Closing") shall take place at the office of the Company on or before the 30th day following the date the Company shall have given the Optionee, or his estate or legal representative, the notice prescribed in this subparagraph or, if applicable, within 30 days after the final written determination by the independent appraiser of the fair market value of such shares as provided in the preceding paragraph shall have been delivered to the Company, whichever is later. At the Redemption Closing, the Optionee, or his estate or legal representative, shall transfer and deliver to the Company certificates representing all the shares to be redeemed, properly endorsed, together with any other documents necessary to thus complete title in the Company, and concurrently therewith, the Company shall pay over and deliver to the Optionee, or his estate or legal representative, cash and its promissory note as provided in paragraph 10(e), below.

                  (e) Payment of Purchase Price. In any redemption of shares by the Company under this Agreement, the purchase price shall be paid in installments as follows: 33 1/3 percent of the purchase price to be paid in cash at the Redemption Closing and the balance to be paid in two equal payments, plus interest at a rate of three (3) percent per annum on the unpaid balance (or such higher rate as is necessary to prevent application of the imputed interest rules of the Code), on the first and second anniversaries of such Redemption Closing. The deferred payments shall be delivered at the Redemption Closing. The Optionee, or his estate or legal representative, shall have the right to require that any shares redeemed be held in escrow (at his own expense) as security for any deferred payments, but in any event the Optionee, or his estate or legal representative, shall have not further rights whatsoever with respect to such shares from and after the date of the Redemption Closing.

                  (f) Effect of Failure to Exercise Option. If the Company fails to exercise any Right arising under paragraph 10(b) within the time prescribed in paragraph 10(d), the Optionee, or his estate or legal representative, shall be free to retain ownership and to transfer at any time thereafter the shares subject to this Agreement. If the Company fails to exercise its Right arising under paragraph 10(c) within the time prescribed in paragraph 10(d), the Optionee shall be free, but only for a period of 90 days after the expiration of such Right, to transfer only those shares offered for sale to the Company in the notice prescribed in paragraph 10(c).

            11. Option Not An Incentive Stock Option. The option granted hereunder is not, and will not be treated as, an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. Upon exercise of this Option, the Company shall withhold sufficient shares to satisfy the Company's obligation to withhold for federal and state taxes on such exercise.

            IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its Vice President pursuant to due authorization, and Optionee has signed this Agreement to evidence Optionee's acceptance of the option herein granted and of the terms hereof, all as of the date hereof.

                                    TALX CORPORATION

                                    By
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                                    Optionee

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